UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 19, 2018

AMERICAN EDUCATION CENTER, INC.

(Exact Name of Registrant as Specified in Its Charter)

NEVADA	333-201029	38-3941544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Wall Street, 8th Fl. New York, NY, 10005
(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (212) 825-0437

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03	Material Modification of Rights of Security Holders

Certificate of Amendment to Increase Authorized Stock

On November 6, 2018, the board of directors of American Education Center, Inc., a Nevada corporation (the “Company”), with the written consent of the holders of a majority of the shares of the Company’s common stock issued and outstanding and the Company’s preferred stock issued and outstanding, voting together as a single class, authorized the Company to (i) increase the number of authorized shares of common stock from 180,000,000 to 450,000,000 and the number of authorized shares of preferred stock from 20,000,000 to 50,000,000 (the “Authorized Stock Increase”), and (ii) file a Certificate of Amendment with the Secretary of State of the State of Nevada to effect the Authorized Stock Increase.

On November 8, 2018, the Company filed a Certificate of Amendment with the Secretary of State of the State of Nevada to effect the Authorized Stock Increase, which became effective upon filing.

Designation of Series B Convertible Preferred Stock

On November 13, 2018, the Company filed with the Secretary of State of the State of Nevada the Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Designation”), which became effective upon filing. The Certificate of Designation established and designated the Series B Convertible Preferred Stock (“Series B Preferred Stock”) and the rights, preferences, privileges, and limitations thereof, summarized in the following:

The Company designated 25,000,000 shares as Series B Preferred Stock out of the 49,500,000 authorized and unissued preferred stock of the Company, par value $0.001 per share, with an original issue price of $0.1 per share. Series B Preferred Stock is senior in rights of payment, including dividend rights and liquidation preference, to the Company’s common stock.

Holders of shares of Series B Preferred Stock are entitled to vote with shareholders of the Company’s common stock, voting together as a single class, except on matters that require a separate vote of the holders of Series B Preferred Stock. In any such vote, each share of Series B Preferred Stock are entitled to 20 votes per share.

Each share of Series B Preferred Stock shall, upon the approval of the board of directors of the Company and without the payment of additional consideration by such holder thereof, be convertible into one fully paid and non-assessable share of the Company’s common stock at a conversion price of $1 per share.

The foregoing description of the terms of the Certificate of Amendment and the Certificate of Designation and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Certificate of Amendment and Certificate of Designation, which are attached hereto as Exhibits 3.1 and 3.2.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The disclosures set forth in Item 3.03 are incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits

Exhibit
Number	Exhibit Title
3.1	Certificate of Amendment filed with the Secretary of State of the State of Nevada dated November 8, 2018
3.2	Certificate of Designation of Series B Convertible Preferred Stock filed with the Secretary of State of the State of Nevada dated November 13, 2018

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EDUCATION CENTER, INC.

Dated: November 19, 2018
	By:	/s/ Max P. Chen
	Name:	Max P. Chen
	Title:	Chief Executive Officer and President, Chairman of the Board